                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED
                             REIMBURSEMENT AGREEMENT


                            Dated as of April 5, 2001


                                     between


                                TECO ENERGY, INC.


                                       and


                          ELECTRO-COAL TRANSFER, L.L.C.

                ================================================




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                                TABLE OF CONTENTS
                                                                            Page

RECITALS..................................................................    1
ss. 1.   CERTAIN DEFINITIONS..............................................    1
ss. 2.   REPRESENTATIONS AND WARRANTIES
         A.       Corporate Existence.....................................    3
         B.       No Breach...............................................    3
         C.       Approvals...............................................    3
         D.       Proceedings.............................................    3

ss. 3.     THE DIRECT GUARANTEES
         A.       Issuance................................................    3
         B.       Reimbursement Obligation................................    3
         C.       Reduction or Increase in Direct Guarantees..............    3
         D.       Interest................................................    4
         E.       Payments................................................    4

ss. 4.   OBLIGATIONS UNCONDITIONAL........................................    4

ss. 5.   CONDITIONS PRECEDENT TO THE ISSUANCE
              OF THE DIRECT GUARANTEES
         A.       Documents...............................................    6
         B.       Cancellation of Existing Letters of Credit..............    6

ss. 6.    AFFIRMATIVE COVENANTS
         A.       Maintenance of Corporate Existence, Properties, Etc.....    6
         B.       Compliance with Laws....................................    6
         C.       Insurance...............................................    7
         D.       Taxes...................................................    7

ss. 7.   EVENTS OF DEFAULT................................................    7

ss. 8.   TRANSFER OF THE OUTSTANDING DIRECT GUARANTEES....................    8

ss. 9.   INDEMNIFICATION..................................................    8

ss. 10.  EXPENSES; TAXES
         A.       Expenses................................................    8
         B.       Taxes...................................................    8

ss. 11.   MISCELLANEOUS
         A.       Commercial Practices....................................    8
         B.       No Waiver; Remedies Cumulative..........................    9
         C.       Notices.................................................    9


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         D.       Successors and Assigns..................................    9
         E.       Severability............................................   10
         F.       Headings................................................   10
         C.       Governing Law...........................................   10

EXHIBIT A      FORM OF DIRECT GUARANTEES




                                      -ii-
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     AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of April 5, 2001, between TECO ENERGY, INC., a corporation organized under the laws of the State of Florida ("TECO") and ELECTRO-COAL TRANSFER, L.L.C., a limited liability company organized under the laws of the State of Louisiana (the "COMPANY");

     WHEREAS, Plaquemines Port, Harbor and Terminal District (the "ISSUER") has provided funds for the cost of the acquisition, construction and installation of certain dock and wharf and related storage facilities to be used by the Company (the "PROJECT") and to refinance bonds previously issued for the costs of the Project by the issuance of $110,600,000 principal amount of the Issuer's Marine Terminal Facilities Revenue Refunding Bonds (Electro-Coal Transfer Corporation Project) Series 1985 A, B, C and D (the "SERIES A BONDS", "SERIES B BONDS", "SERIES C BONDS", "SERIES D BONDS" and, collectively, the "BONDS") to various purchasers (the "Bond Purchasers") pursuant to a Trust Indenture dated as of September 1, 1985, as amended (the "INDENTURE") between the Issuer and Bank One Trust Company, N.A., as successor to First National Bank of Commerce, as Trustee (the "TRUSTEE"); and

     WHEREAS, the Company has derived and expects to continue to derive substantial financial benefit from the Project and from the issuance of the Bonds; and

     WHEREAS, pursuant to a Reimbursement Agreement dated as of March 22, 1989, TECO has issued to the Trustee four irrevocable direct guarantees (the "1989 DIRECT GUARANTEES") in an aggregate amount of $117,051,668 to secure the Company's obligations under the Bonds; and

     WHEREAS, the Company has elected a Fixed Rate on all of the Bonds and has asked TECO to continue its guaranty of the principal and up to 210 days of interest on the Bonds during the Fixed Rate Period; and

     WHEREAS, the Company has requested that TECO, to replace the 1989 Direct Guarantees, issue four irrevocable direct guarantees in substantially the form of Exhibit A hereto (the "DIRECT GUARANTEES") in an aggregate amount not exceeding $113,825,834 of which $110,600,000 shall secure payment of the principal amount of the Bonds and $3,225,834 shall secure payment of 210 days' accrued interest on the Bonds;

     NOW, THEREFORE, in consideration of the premises and in order to induce TECO to Issue the Direct Guarantees, the Company hereby agrees with TECO as follows:

     ss.  1. CERTAIN DEFINITIONS.

     A. As used herein, the following terms shall have the following respective meanings:

     "BANKING DAY" shall mean a day on which commercial banks are not authorized or required to close in New York, New York.

     "BASE RATE" shall mean for any day the rate of interest from time to time as published in the "Money Rates" section of The Wall Street Journal as the highest U.S. bank prime commercial lending rate, or if such rate is no longer available, such similar interest rate as agreed between the Company and TECO. Each change in the Base Rate shall take effect at the time of such changes in the prime lending rate.

     "DEFAULT" shall mean the occurrence of an Event of Default or an event which with the giving of notice or lapse of time or both as specified in ss. 7 hereof would become an Event of Default.

     "DIRECT GUARANTEE" shall mean any direct guarantee in substantially the form of Exhibit A hereto issued by TECO in favor of the Trustee for the account of the Company pursuant to ss. 3 hereof.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "EVENTS OF DEFAULT" shall have the meaning ascribed thereto in ss. 7 hereof.

     "OFFICIAL STATEMENT SUPPLEMENT" shall mean the remarketing supplement dated April 2, 2001 to the Official Statement relating to the Bonds.

     "OUTSTANDING DIRECT GUARANTEE" shall mean either any Direct Guarantee or any Substitute Direct Guarantee at the time outstanding.

     "PROJECT DOCUMENTS" shall have the meaning ascribed thereto in ss. 4 hereof.

     "REIMBURSEMENT OBLIGATION" shall mean the obligation of the Company under ss. 3.B hereof.

     "RELATED DIRECT GUARANTEE" shall mean the Outstanding Direct Guarantee securing a particular series of Bonds.

     "SALE AGREEMENT" shall mean the Installment Sales Agreement dated as of September 1, 1985, between the Company and the Issuer, as amended, modified or supplemented from time to time.

     "SERIES A BONDS" shall mean the Bonds issued under Section 2.02(a)(i) of the Indenture.

     "SERIES B BONDS" shall mean the Bonds issued under Section 2.02(a)(ii) of the Indenture.

     "SERIES C BONDS" shall mean the Bonds issued under Section 2.02(a)(iii) of the Indenture.

     "SERIES D BONDS" shall mean the Bonds issued under Section 2.02(a)(iv) of the Indenture.

     "SUBSTITUTE DIRECT GUARANTEE" shall mean a guarantee amended by TECO pursuant to ss. 3.C hereof.

     B. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein which are defined in the Indenture, the Sale Agreement or the Direct Guarantee are used herein as defined therein.


                                      -2-

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     ss.  2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to TECO that:

     A. CORPORATE EXISTENCE. The Company is a limited liability company duly organized, validly existing under the laws of the State of Louisiana and is duly qualified to transact business in all places where such qualification is necessary. The Company has full power, authority and legal right to incur the obligations provided for in this Agreement and the Sale Agreement and to perform the terms thereof. This Agreement and the Sale Agreement constitute the legal, valid and binding obligations of the Company, and each of them is enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to any equitable principles limiting the right to obtain specific performance of any such obligation.

     B. NO BREACH. The making and performance by the Company of this Agreement, the issuance of the Direct Guarantees at the request and for the account of the Company and the making and performance by the Company of the Sale Agreement have been duly authorized by all necessary action on the part of the Company, and do not and will not violate the provisions of any law, regulation or order of any governmental or regulatory authority applicable to the Company or the Articles of Organization or the Operating Agreement of the Company, and do not and will not result in a breach of, or constitute a default under, or require any consent which has not been obtained or create any lien, charge or encumbrance under, any agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any court, governmental or regulatory authority affecting the Company or its assets.

     C. APPROVALS. No consents, approvals, licenses or authorizations of, or filings or registrations with, any governmental or regulatory authority (except any required by TECO) are required for or in connection with the issuance of the Direct Guarantees at the request and for the account of the Company.

     D. PROCEEDINGS. There is no material action, suit or proceeding at law or in equity or by or before any governmental or regulatory authority or arbitral tribunal now pending or, to the knowledge of the Company, threatened against or affecting the Company, or any properties or rights of the Company, which if adversely determined, would affect the validity or prohibit the performance of this Agreement.

     ss.  3. THE DIRECT GUARANTEES.

     A. ISSUANCE. TECO agrees, upon the terms and subject to the conditions in ss. 5 hereof, and following at least two Banking Days' prior written notice to TECO, to issue and deliver four Direct Guarantees, one in respect of each series of Bonds, to the Trustee on any Banking Day occurring on or before May 15, 2001. Each Direct Guarantee will expire on September 15, 2007.

     B. REIMBURSEMENT OBLIGATION. The Company is obligated, and hereby unconditionally agrees, to reimburse TECO the amount of any payment by TECO under any


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Outstanding Direct Guarantee on the date of such payment, provided, however, that such reimbursement shall always be made after such payment by TECO.

     C. REDUCTION OR INCREASE IN DIRECT GUARANTEES. At the time of each drawing the amount of the relevant Outstanding Direct Guarantee shall be reduced by the amount of such drawing. Upon reimbursement of TECO in the amount of such drawing by the Company, such Outstanding Direct Guarantee shall be increased by the amount of such reimbursement and TECO shall so notify the Trustee. Unless the Trustee has received notice in writing from TECO within 15 days after a drawing on any Outstanding Direct Guarantee to pay accrued interest on the Bonds that the amount of such Outstanding Direct Guarantee will not be reinstated (in respect of interest) to an amount which equals at least 210 days' interest on the series of Bonds secured by such Outstanding Direct Guarantee, the amount of such Outstanding Direct Guarantee in respect of interest will be automatically so reinstated. Upon the written request of the Trustee in connection with the reduction in the outstanding aggregate principal amount of any series of Bonds, the Related Direct Guarantee shall be permanently reduced by the amount of such reduction in outstanding principal amount of such Bonds plus the amount of interest allocable thereto. TECO may deliver an amendment to such Outstanding Direct Guarantee to the Trustee to reflect any such reduction or increase.

     D. INTEREST. The Company hereby agrees to pay interest (computed on the basis of a year of 360 days and actual days elapsed) on the amount of any Reimbursement Obligation payable hereunder which shall not have been paid by the Company when due, in respect of each day during the period from the date such Reimbursement Obligation became due until the same shall be paid in full, at a rate per annum for each day during such period equal to the Base Rate.

     E. PAYMENTS. All payments by the Company to TECO under this Agreement shall be made to the account TECO specifies from time to time by notice to the Company. Such payments shall be made not later than 4:00 p.m., New York City time, on the due date thereof, in Dollars and in immediately available funds. If any amount payable hereunder shall become due on a day other than a Banking Day, then such due date shall be extended to the next succeeding Banking Day and interest at the rate specified herein for such payment (if any) shall be payable in respect of such extension.

     ss.  4. OBLIGATIONS UNCONDITIONAL.

     The obligations of the Company under this Agreement shall be unconditional and absolute and shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation, any of the following, whether or not with notice to or the consent of the Company:

     A. The compromise, settlement, release, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions, covenants or agreements of any person in respect of the Sale Agreement, the Indenture, the Bonds or any related agreement or instrument (collectively, the "PROJECT DOCUMENTS").

     B. The failure to give notice to the Company of the occurrence of an event of default under the terms and provisions of this Agreement or any of the Project Documents;


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     C.   The assignment or pledging or the purported assignment or pledging of all or any part of the interest of the Issuer or the Company in the Project or any failure of title with respect to the interest in the Project of the Issuer or the Company;

     D. The waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any of the Project Documents;

     E. The extension of the time for payment of the principal of or interest on the Bonds or of the time for performance of any other obligations, covenants or agreements under or arising out of any of the Project Documents;

     F. The taking or the omission of any of the actions referred to in any of the Project Documents;

     G. The exchange, surrender, substitution or modification of any collateral security for the Bonds;

     H. Any failure, omission or delay on the part of TECO or the Issuer or the Trustee to enforce, assert or exercise any right, power or remedy conferred by this Agreement or any of the Project Documents, or any other act or acts on the part of TECO, the Trustee, the Company or the Issuer;

     I. The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect the Company or the Issuer;

     J. Any lack of validity or enforceability of this Agreement or of any of the Project Documents, any allegation of invalidity or unenforceability or any contest of the validity or enforceability thereof;

     K. The existence of any claim, set-off, defense or other right which the Company may have at any time against the Trustee, any beneficiary or any transferee of the Direct Guarantees (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), TECO or any other person or entity, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

     L. Any statement or any other document presented under any Outstanding Direct Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

     M. Payment by TECO under any Outstanding Direct Guarantee against presentation of a sight draft or certificate which does not comply with the terms of such Outstanding Direct Guarantee; or


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


     N. To the extent permitted by law, the release or discharge of the Company from the performance or observance of any obligation, covenant or agreement contained in this Agreement by operation of law.

     ss.  5. CONDITIONS PRECEDENT TO THE ISSUANCE OF THE DIRECT GUARANTEES.

     The obligation of TECO to issue the Direct Guarantees is subject to the satisfaction of the following conditions precedent:

     A. DOCUMENTS. TECO shall have received the following, each of which documents shall be in form and substance satisfactory to TECO:

          i. PROOF OF AUTHORIZING ACTION. Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, and authorizing the execution, delivery and performance by the Company of this Agreement, together with such other limited liability company documentation as TECO shall reasonably require, including, without limitation, certificates as to the incumbency, and containing specimen signatures, of the individuals authorized to sign this Agreement and other documents or notices to be delivered or given hereunder or thereunder on behalf of the Company.

          ii. AGREEMENTS. A copy of the Official Statement Supplement relating to the Bonds.

          iii. OTHER INFORMATION. Such other statements, certificates, documents and information with respect to the Project or matters contemplated by this Agreement as TECO may reasonably request.

     B. CANCELLATION OF EXISTING LETTERS OF CREDIT. The Trustee shall have delivered to TECO for cancellation each of the 1989 Direct Guarantees or evidence acceptable to TECO of such cancellation by the Trustee.

     ss.  6. AFFIRMATIVE COVENANTS.

     So long as TECO shall be obligated to issue the Direct Guarantees or any Outstanding Direct Guarantee shall remain outstanding and in effect, the Company agrees that, unless TECO shall otherwise consent:

     A. MAINTENANCE OF CORPORATE EXISTENCE, PROPERTIES, ETC. The Company will preserve and maintain its legal existence and all of its rights, privileges and franchises. The Company will keep all of its properties useful or necessary in its business in good working order and condition.

     B. COMPLIANCE WITH LAWS. The Company will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary under applicable law or regulation in connection with the making and performance by the Company of this Agreement or the Sale Agreement and promptly furnish copies thereof to TECO.

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     C.   INSURANCE. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against loss or damage of the kind customarily insured against by corporations of established reputation engaged in similar businesses, in such types and amounts as are customarily carried under similar circumstances by such other corporations.

     D. TAXES. The Company will pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that the Company will not be required to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

     ss.  7. EVENTS OF DEFAULT.

     If any of the Events of Default listed below in this ss. 7 shall occur and be continuing, TECO may, in any such case, pursue any remedy available to it at law or in equity without further demand, notice, presentment or protest, all of which are hereby expressly waived by the Company, and, without limiting the effect of the foregoing, may instruct the Trustee to make a drawing under any Outstanding Direct Guarantee in an amount equal to the principal of and 210 days' interest on the Bonds secured by such Outstanding Direct Guarantee, and to deposit the proceeds of such drawing in the appropriate subaccounts in the Bond Fund and hold such amount for the benefit of the holders of the respective series of Bonds entitled to the benefit of the Related Direct Guarantee. Such Events of Default are the following:

     A. Default by the Company in the payment when due of any amount payable hereunder for a period of 10 days after written notice thereof shall have been given to the Company by TECO; or

     B. The Company shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or (vii) take any limited liability company action for the purpose of effecting any of the foregoing; or

     C. A proceeding or case shall be commenced without the application or consent of the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of the Company, (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like of the Company, or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect,


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


for a period of 60 days; or any order for relief against the Company shall be entered in an involuntary case under such Bankruptcy Code; or

     D. A breach or failure of performance by the Company of any covenant, condition or agreement on its part to be observed or performed contained in this Agreement (other than any thereof which is referred to in any preceding provision of this ss. 7) for a period of 90 days after written notice thereof shall have been given to the Company by TECO.

     ss.  8. TRANSFER OF THE OUTSTANDING DIRECT GUARANTEES.

     Each Direct Guarantee may be transferred and each Substitute Direct Guarantee may be successively transferred, all in accordance with the terms of the Direct Guarantees.

     ss.  9. INDEMNIFICATION.

     The Company hereby indemnifies and holds harmless TECO from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which TECO may incur (or which may be claimed against TECO by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Outstanding Direct Guarantee, or the issuance, sale or remarketing of the Bonds; provided, that the Company shall not be required to indemnify TECO for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) the wilful misconduct or gross negligence of TECO in determining whether a sight draft or certificate presented under any Outstanding Direct Guarantee complied with the terms of such Outstanding Direct Guarantee or (ii) by TECO's wilful failure to pay under any Outstanding Direct Guarantee after the presentation to it by the Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of such Outstanding Direct Guarantee. Nothing in this ss. 9 is intended to limit the Company's Reimbursement Obligation.

     ss.  10. EXPENSES; TAXES.

     A. EXPENSES. All certificates and other documents or information required to be furnished by the Company to TECO under this Agreement shall be supplied without cost to TECO. Further, the Company hereby agrees that it will pay, on demand, all costs and expenses of collection (including fees and disbursements of counsel to TECO) incident to the enforcement, protection or preservation of any right or claim of TECO under this Agreement.

     B. TAXES. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and any other such agreements, instruments or documents and agrees to save TECO harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     ss.  11. MISCELLANEOUS.

     A. COMMERCIAL PRACTICES. The Company assumes all risks of the acts or omissions of the Trustee. In addition, neither TECO nor any of its officers or directors shall be liable or responsible for: (1) the use which may be made of any Outstanding Direct Guarantee or for any acts or omissions of the Trustee and any beneficiary or transferee in connection therewith; (2) any reference which may be made to this Agreement or to any Outstanding Direct Guarantee in any agreements, instruments or other documents relating to the Bonds; (3) the validity, sufficiency or genuineness of documents other than the Outstanding Direct Guarantees, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (4) payment by TECO against presentation of documents which do not comply with the terms of any Outstanding Direct Guarantee including failure of any documents to bear any reference or adequate reference to such Outstanding Direct Guarantee; or (5) any other circumstances whatsoever in making or failing to make payment under any Outstanding Direct Guarantee, except that the Company shall have a claim against TECO, and TECO shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) TECO's wilful misconduct or gross negligence in determining whether documents presented under any Outstanding Direct Guarantee complied with the terms of such Outstanding Direct Guarantee or (ii) TECO's wilful failure to pay under any Outstanding Direct Guarantee after the presentation to it of a sight draft and certificate strictly complying with the terms and conditions of such Outstanding Direct Guarantee. In furtherance and not in limitation of the foregoing, TECO may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     B. NO WAIVER; REMEDIES CUMULATIVE. No failure to exercise and no delay in exercising on the part of TECO any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     C. NOTICES. Except as otherwise specified herein, all notices or other communications hereunder shall be duly given or made if sent in writing, by tested or otherwise authenticated telex, telegram or cable to the party to which such notice or other communication is to be given or made, addressed as follows:

          (a) if to TECO, at 702 North Franklin Street, Tampa, Florida 33602,
     Attention: Secretary;

          (b) if to the Company, at 702 North Franklin Street, Tampa, Florida 33602, Attention: Secretary;

or, as to any party hereto, at such other address as such party may hereafter specify to the other parties hereto in writing. Except as otherwise specified herein, all such notices or other communications shall be effective upon receipt.

     D. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and TECO and their respective successors and assigns, except that (1) the Company may not assign or otherwise transfer all or any part of its rights or obligations hereunder or in respect of any Outstanding Direct Guarantee without the prior written consent of TECO and (ii) TECO may not assign its obligation to issue the Direct Guarantees.

     E. SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

     F. HEADINGS. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

     G. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     H. COUNTERPARTS. This Agreement may be executed in several counterparts, including facsimiles thereof, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.



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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New Orleans, Louisiana, as of the day and year first above written.

                                 TECO ENERGY, INC.


                                 By /s/ Robert D. Fagan
                                    -------------------------------------------
                                 Name:   Robert D. Fagan
                                 Title:  Chairman of the Board, President and
                                         Chief Executive Officer


                                 ELECTRO-COAL TRANSFER. L.L.C.


                                 By /s/ Rodney Palmer
                                    --------------------------------------------
                                 Name:   Rodney Palmer
                                 Title:  Vice President


         Bank One Trust Company, N.A., as Trustee, pursuant to the Indenture referred to above hereby agrees to declare the principal of all Bonds (as defined above) and the accrued interest thereon to be immediately due and payable upon the receipt of written notice from TECO Energy, Inc. of the occurrence and continuance of an Event of Default under ss. 7 of the foregoing Agreement.

                                 BANK ONE TRUST COMPANY, N.A., as Trustee


                                 By /s/ Timothy C. Brennan
                                    --------------------------------------------
                                 Name:   Timothy C. Brennan
                                 Title:  Regional Account Executive
                                         Authorized Banking Officer

                                                                       EXHIBIT A

                                  April 5, 2001


                      IRREVOCABLE DIRECT GUARANTEE NO. EC-
                          (Alternate Letter of Credit)

Bank One Trust Company, N.A., as Trustee
P.O. Box 60279
New Orleans, Louisiana 70160

Ladies and Gentlemen:

     We hereby guaranty payment and performance of all of the obligations of Electro-Coal Transfer, L.L.C. (the "COMPANY"), and issue our Direct Guarantee in your favor, as Trustee (the "TRUSTEE") under a Trust Indenture dated as of September 1, 1985 (the "INDENTURE") between Bank One Trust Company, N.A., as successor to First National Bank of Commerce, as Trustee, and the Plaquemines Port, Harbor and Terminal District (the "ISSUER") pursuant to which $_______ (___________________ Dollars) in aggregate principal amount of the Issuer's Marine Terminal Facilities Revenue Refunding Bonds (Electro-Coal Transfer Corporation Project) Series 1985_ (the "BONDS") have been issued, and irrevocably authorize you to draw on us up to the total amount of $_____________ (_______________ Dollars) of which an aggregate amount not exceeding $_________ (______________ Dollars) may be drawn with respect to the principal amount of the Bonds and an aggregate amount not exceeding $________ (____________ Dollars) may be drawn with respect to not more than 210 days' interest on the Bonds, available upon presentation to us as specified below of your written or telecopied sight draft(s) drawn on us, referring thereon to the number of this Direct Guarantee, accompanied by one or more of the following, or such other certificates or documents as we may approve:

     (1) in the case of a drawing (an "A DRAWING") in respect of not more than 210 days' accrued Interest on the Bonds, your written or telecopied certificate in substantially the form of Appendix A hereto;

     (2) in the case of a drawing (a "B DRAWING") in respect of principal of and interest on maturing Bonds, your written or telecopied certificate in substantially the form of Appendix B hereto;

     (3)  in the case of a drawing (a "C DRAWING") made pursuant to Section
10.01 of the Indenture, your written or telecopied certificate in substantially the form of Appendix C hereto;

     (4) in the case of a drawing (a "D DRAWING") in respect of principal of and/or interest on Bonds which are redeemed pursuant to Article VIII of the Indenture, your written or telecopied certificate in substantially the form of Appendix D hereto; or

     (5) in the case of a drawing (an "E DRAWING") in respect of principal of and interest on any Bonds which are to be defeased pursuant to Article XIV of the Indenture, your written or telecopied certificate in substantially the form of Appendix E hereto.

     Drafts must be drawn and presented at our office at 702 North Franklin Street, Tampa, Florida 33602, Attention: Treasurer (or at any other office which we may designate by written notice to you) no later than the first to occur of the date of cancellation hereof by you or 3:00 p.m. on September 15, 2007.

     The amount available hereunder shall be decreased immediately following our honoring any draft drawn upon us hereunder in an amount equal to the amount of such draft. The amount available hereunder shall be increased from time to time by the amount of any reimbursement of drawings hereunder to us. Any Bonds which are at any time held by or for the account of the Company, or with respect to which a B, C, D or E drawing has previously been made, shall not be entitled to the benefit of the Direct Guarantee. Unless you have received notice from us in writing within 15 days following any drawing in respect of interest under this Direct Guarantee that the amount of this Direct Guarantee will not be reinstated in respect of interest to an amount equal to not less than 210 days' interest on the Bonds, the amount of this Direct Guarantee in respect of interest will be automatically so reinstated. In the event of the cancellation or a permanent reduction of this Direct Guarantee, you shall deliver to us a notice in the form of Appendix F hereto.

     This Direct Guarantee constitutes our independent obligation to you and payments made under this Direct Guarantee shall be made from our funds and not from any property of the Company.

     Our obligations under this Direct Guarantee are primary, with no recourse necessary by you against the Company or to any collateral given to secure the liabilities of the Company before proceeding against us hereunder. Our obligations under this Direct Guarantee are unconditional and absolute and shall not be affected, modified or impaired upon the happening of any of the following events, whether with or without notice to us: (i) the compromise, settlement, release, modification, amendment or termination of any or all of the Company's or the Issuer's obligations under the Indenture or the Sale Agreement (as defined in the Indenture); (ii) the occurrence of any event of default under the terms and provisions of the Reimbursement Agreement dated as of even date between the Company and us, the Indenture or the Sale Agreement; (iii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of the Company or the Issuer, or the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect the Company or the Issuer; or (iv) any other events whether similar or dissimilar to the foregoing.

     For purposes of this Direct Guarantee, any payment obligation of the Company shall not be deemed paid until such payment shall have been paid and any period during which any payment could have been avoided in whole or in part as a preference payment under applicable federal bankruptcy law shall have expired before any proceeding requisite to such avoidance shall have been commenced. If any payment is avoided in whole or in part as a preference payment under applicable federal bankruptcy law and is required to be made under this Direct Guarantee, we will disburse such payment when due to be paid pursuant to the order referred to below and in any event no later than the fourth Business Day following receipt by us from the Trustee of (i) a certified copy of the order of the court which exercised jurisdiction to the effect that the Owner of any Bond (the "OWNER") is required to return a payment of redemption price, principal payment, purchase payment or interest payment on the Bonds during the term of this Direct Guarantee because such payment was an avoidable preference under applicable federal bankruptcy law (the "ORDER") and (ii) a certificate of the Owner that the Order has been entered and is not subject to any stay. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession, trustee in bankruptcy or other person named in the Order and not to the Trustee or any Owner directly unless the Trustee or such Owner has been required previously to disgorge all or part of such payment as demonstrated to our satisfaction, in which event such payment shall to such extent be paid directly to the Trustee or the Owner, as the case may be.

     This Direct Guarantee is transferable in its entirety (but not in part) in accordance with this paragraph to any transferee who has succeeded to you as Trustee under the Indenture. Transfer of the available drawing(s) under this Direct Guarantee to such transferee shall be effected by the presentation to us of this Direct Guarantee accompanied by a certificate substantially in the form of Appendix G hereto.

     This Direct Guarantee sets forth in full the terms of our undertaking; references in this Direct Guarantee to other documents or instruments are for identification purposes only and such references shall not modify or affect the terms hereof or cause such documents or instruments to be deemed to be incorporated herein.

     This Direct Guarantee shall be governed by the laws of the State of Florida, including to the extent applicable Articles 1 (including, without limitation, Section 1-102(3)) and 5 of the Florida Uniform Commercial Code.

     We hereby agree with you that any draft drawn under and presented on a business day, as herein defined, in compliance with the terms of this Direct Guarantee shall be duly honored by us and that if any such draft and accompanying documents are so presented to us by 11:00 a.m. New York City time on a business day, payment will be made by 2:00 p.m. New York City time on the same business day. As used herein, the term "BUSINESS DAY" shall mean a day of the year on which banks in the city in which your principal office, our principal office and the principal office of the Authenticating Agent and the Registrar then holding such positions under the Indenture are located, are not required or authorized to remain closed and on which The New York Stock Exchange is not closed. Payments by us hereunder shall be made in immediately available funds by wire transfer or, in lieu of such wire transfer, you or your agent may debit by such 2:00 p.m. an account which we designate to you in writing or by telecopy.

                                       TECO ENERGY, INC.



                                       By
                                         ---------------------------------------
                                          Title:

                                                                      APPENDIX A

                CERTIFICATE FOR THE PAYMENT OF INTEREST ON BONDS

     Bank One Trust Company, N.A., New Orleans, Louisiana (the "Trustee"), hereby certifies to TECO Energy, Inc. ("TECO"), with reference to TECO's Direct Guarantee No. EC-___ (the "Direct Guarantee", the terms defined therein and not otherwise defined herein, being used herein as therein defined) issued by TECO in favor of the Trustee, that:

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) There has been no amendment or modification of the terms of the Indenture by the Trustee or by the holders of the Bonds, including without limitation any explicit waiver of any event of default referred to in Article X thereof, and the Trustee has not entered into any indentures supplemental thereto except for such amendments, modifications and supplemental indentures as TECO has consented to in writing.

     (3) The Trustee is making a drawing under the Direct Guarantee with respect to the payment of $__________ of accrued interest on the Bonds.

     (4) The amount of the sight draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount of the Direct Guarantee.

     IN WITNESS WHEREOF, the Trustee has executed this Certificate as of this ______ day of _________, ____.


                                   BANK ONE TRUST COMPANY, N.A.



                                   By
                                     -------------------------------------------
                                       [Name and Title]

                                                                      APPENDIX B


                   CERTIFICATE FOR THE PAYMENT OF PRINCIPAL OF
                         AND INTEREST ON MATURING BONDS


     Bank One Trust Company, N.A., New Orleans, Louisiana (the "Trustee"), hereby certifies to TECO Energy, Inc. ("TECO"), with reference to TECO's Direct Guarantee No. EC-___ (the "Direct Guarantee", the terms defined therein and not otherwise defined herein, being used herein as therein defined) issued by TECO in favor of the Trustee, that:

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) There has been no amendment or modification of the terms of the Indenture by the Trustee or by the holders of the Bonds, including without limitation any explicit waiver of any event of default referred to in Article X thereof, and the Trustee has not entered into any indentures supplemental thereto except for such amendments, modifications and supplemental indentures as TECO has consented to in writing.

     (3) The Trustee is making a drawing under the Direct Guarantee with respect to the payment at scheduled maturity of $______ principal amount of Bonds and $_______ of accrued interest thereon.

     (4) The amount of the sight draft accompanying this Certificate does not exceed the amount of the Direct Guarantee.

     IN WITNESS WHEREOF, the Trustee has executed this Certificate as of this ______ day of _________ , ____.

                                    BANK ONE TRUST COMPANY, N.A.



                                    By
                                      -----------------------------------------
                                       [Name and Title]

                                                                      APPENDIX C


                    CERTIFICATE FOR DRAWING FOLLOWING DEFAULT


     Bank One Trust Company, N.A., New Orleans, Louisiana (the "Trustee"), hereby certifies to TECO Energy, Inc. ("TECO"), with reference to TECO's Direct Guarantee No. EC-___ (the "Direct Guarantee", the terms defined therein and not otherwise defined herein, being used herein as therein defined) issued by TECO in favor of the Trustee, that:

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) There has been no amendment or modification of the terms of the Indenture by the Trustee or by the holders of the Bonds, including without limitation any explicit waiver of any event of default referred to in Article X thereof, and the Trustee has not entered into any indentures supplemental thereto except for such amendments, modifications and supplemental indentures as TECO has consented to in writing.

     (3) The Trustee is making a drawing, pursuant to Section 10.01 of the Indenture, under the Direct Guarantee with respect to the payment of the aggregate principal amount of all of the Bonds, plus accrued and unpaid interest thereon.

     (4) The amount of the sight draft accompanying this Certificate does not exceed the amount of the Direct Guarantee.

     IN WITNESS WHEREOF, the Trustee has executed this Certificate as of this _____ day of _________ ____.

                                    BANK ONE TRUST COMPANY, N.A.



                                    By
                                      -----------------------------------------
                                       [Name and Title]

                                                                      APPENDIX D

                    CERTIFICATE FOR THE PAYMENT OF PRINCIPAL
                     OF AND INTEREST ON BONDS TO BE REDEEMED


     Bank One Trust Company, N.A., New Orleans, Louisiana (the "Trustee"), hereby certifies to TECO Energy, Inc. ("TECO"), with reference to TECO's Direct Guarantee No. EC-___ the "Direct Guarantee", the terms defined therein and not otherwise defined herein, being used herein as therein defined) issued by TECO in favor of the Trustee, that:

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) There has been no amendment or modification of the terms of the Indenture by the Trustee or by the holders of the Bonds, including without limitation any explicit waiver of any event of default referred to in Article X thereof, and the Trustee has not entered into any indentures supplemental thereto except for such amendments, modifications and supplemental indentures as TECO has consented to in writing.

     (3) The Trustee is making a drawing under the Direct Guarantee with respect to the payment upon redemption of $___________ principal amount of Bonds, together with accrued interest thereon.

     (4) The amount of the sight draft accompanying this Certificate does not exceed the amount of the Direct Guarantee.

     IN WITNESS WHEREOF, the Trustee has executed this Certificate as of this ______ day of _________, ____.

                                   BANK ONE TRUST COMPANY, N.A.


                                   By
                                     ------------------------------------------
                                     [Name and Title]

                                                                      APPENDIX E


             CERTIFICATE FOR A DRAWING IN CONNECTION WITH DEFEASANCE


     Bank One Trust Company, N.A., New Orleans, Louisiana (the "Trustee"), hereby certifies to TECO Energy, Inc. ("TECO"), with reference to TECO's Direct Guarantee No. EC-___ (the "Direct Guarantee", the terms defined therein and not otherwise defined herein, being used herein as therein defined) issued by TECO in favor of the Trustee, that:

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) There has been no amendment or modification of the terms of the Indenture by the Trustee or by the holders of the Bonds, including without limitation any explicit waiver of any event of default referred to in Article X thereof, and the Trustee has not entered into any indentures supplemental thereto except for such amendments, modifications and supplemental indentures as TECO has consented to in writing.

     (3) The Trustee is making a drawing under the Direct Guarantee in the amount of $_________, such amount to be used to defease all or a portion of the Bonds in accordance with the provisions of Article XIV of the Indenture.

     (4) The amount of the sight draft accompanying this Certificate does not exceed the amount of the Direct Guarantee.

     IN WITNESS WHEREOF, the Trustee has executed this Certificate as of this ______ day of _________ , ____.

                                  BANK ONE TRUST COMPANY, N.A.



                                  By
                                    -------------------------------------------
                                    [Name and Title]

                                                                      APPENDIX F


                     CERTIFICATE FOR THE PERMANENT REDUCTION
                          OF AMOUNT OF DIRECT GUARANTEE

     Bank One Trust Company, N.A., New Orleans, Louisiana (the "Trustee"), hereby certifies to TECO Energy, Inc. ("TECO"), with reference to TECO's Direct Guarantee No. EC-___ (the "Direct Guarantee", the terms defined therein and not otherwise defined herein, being used herein as therein defined) issued by TECO in favor of the Trustee, that:

     (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

     (2) There has been no amendment or modification of the terms of the Indenture by the Trustee or by the holders of the Bonds, including without limitation any explicit waiver of any event of default referred to in Article X thereof, and the Trustee has not entered into any indentures supplemental thereto except for such amendments, modifications and supplemental indentures as TECO has consented to in writing.

     (3) The outstanding aggregate principal amount of the Bonds will be reduced effective __________ , ____ by $__________ . Accordingly, the Trustee requests that TECO permanently reduce the amount available under the Direct Guarantee to $__________ effective ____________ , ____.

     IN WITNESS WHEREOF, the Trustee has executed this Certificate as of this _____ day of __________, ____.

                                    BANK ONE TRUST COMPANY, N.A.



                                    By
                                      -----------------------------------------
                                      [Name and Title]

                                                                      APPENDIX G


                       INSTRUCTION TO TRANSFER IN ENTIRETY

                                                        ,
                                        ---------------- -----------------

TECO Energy, Inc.
702 North Frank1in Street
Tampa, Florida 33602

Attention:
          --------------------------

     Re:  Your Irrevocable Direct Guarantee No. EC-___

Ladies and Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to:


                              (Name of Transferee)
                 ----------------------------------------------


                                    (Address)
                 ----------------------------------------------

all rights of the undersigned beneficiary to draw under the above Direct Guarantee in its entirety.

     This transfer will become effective upon the receipt by the transferee of the Direct Guarantee endorsed by us to reflect such transfer.

                       BANK ONE TRUST COMPANY, N.A.



                       By
                         -------------------------------------
                                [Name and Title]